Exhibit 99.1

Battalion Oil Corporation Announces Third Quarter 2024 Financial and Operating Results

HOUSTON, TEXAS – November 12, 2024 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the third quarter of 2024.

Key Highlights

●	AGI facility online and treated 1.7 Bcf for the third quarter 2024
●	Vermejo (a Monument Draw two-well pad) has been completed and is flowing back
●	Next Monument Draw pad wells scheduled to spud prior to year-end
●	Generated third quarter 2024 sales volumes of 12,076 Boe/d
●	Amended the previously announced Merger Agreement with Fury reducing the purchase price to $7.00 per share and requiring all of the existing preferred equity holders to roll over 100% of their preferred equity

Management Comments

The Company concluded its current six-well campaign ahead of planned timing and under budget on each well. The Vermejo two-well pad in Monument Draw has been completed and is currently flowing back with initial rates in line with Company expectations. Capital costs continue to trend lower in the field with latest Monument Draw wells estimated below $950/lateral foot for drilling, completion and wellsite facilities while maintaining completions over 2,000 lbs/ft proppant. The previously announced Glacier and Rio pads continue to perform above the Company’s type curve with cumulative production averaging 370 Mboe (64% oil) in the first 280 days on Glacier and 132 Mboe (86% oil) in the first 150 days on Rio Bravo.

During the third quarter 2024, the acid gas injection (“AGI”) facility treated approximately 18 MMcf/d average and returned approximately 14 MMcf/d of sweet gas to the Company for sales to its midstream partner. To date, the AGI facility has processed more than 4.6 Bcf of sour gas and allowed the Company to realize substantial savings compared to treating alternatives. The Company and its JV partner continued to ramp toward full inlet capacity, with expected savings up to $2.0 million per month in gas treating costs.

Results of Operations

Average daily net production and total operating revenue during the third quarter of 2024 were 12,076 Boe/d (52% oil) and $45.3 million, respectively, as compared to production and revenue of 12,717 Boe/d (46% oil) and $54.1 million, respectively, during the third quarter of 2023. The decrease in revenues in the third quarter of 2024 as compared to the third quarter of 2023 is primarily attributable to an approximate $5.07 decrease in average realized prices (excluding the impact of hedges) and an approximate 641 Boe/d decrease in average daily production over the periods. Excluding the impact of hedges, Battalion realized 98.4% of the average NYMEX oil price during the third quarter of 2024. Realized hedge losses totaled approximately $1.2 million during the third quarter of 2024.

Lease operating and workover expense was $11.56 per Boe in the third quarter of 2024 versus $10.13 per Boe in the third quarter of 2023. The increase in lease operating and workover expense per Boe year-over-year is primarily a result of an inflationary market increase in maintenance, power, and chemical costs as well as a decrease in average daily production. Gathering and other expense was $11.20 per Boe in the third quarter of 2024 versus $13.26 per Boe in the third quarter of 2023. The decrease in gathering and other expenses per Boe is primarily related to the start-up of the AGI facility and lower treating fees associated versus the Valkyrie (liquid redox) plant.  General and administrative expenses were $3.46 per Boe in the third quarter of 2024 compared to $2.72 per Boe in the third quarter of 2023. The increase in general and administrative expense is primarily attributable to an increase in audit, legal and transaction costs associated with the potential merger with Fury Resources.

For the third quarter of 2024, the Company reported net income available to common stockholders of $5.6 million or net income of $0.34 per share available to common stockholders. After adjusting for selected items, the Company reported an adjusted diluted net loss available to common stockholders for the third quarter of 2024 of $21.5 million or an adjusted diluted net loss of $1.31 per common share (see Reconciliation for additional information). Adjusted EBITDA during the quarter ended September 30, 2024 was $13.5 million as compared to $13.6 million during the quarter ended September 30, 2023 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of September 30, 2024, the Company had $147.8 million of indebtedness outstanding and approximately $0.3 million of letters of credit outstanding. Total liquidity on September 30, 2024, made up of cash and cash equivalents, was $29.8 million.

For further discussion on our liquidity and balance sheet, as well as recent developments, refer to Management’s Discussion and Analysis and Risk Factors in the Company’s Form 10-Q.

Merger Agreement with Fury Resources

On September 19, 2024, the Company entered into an amendment to the previously disclosed Agreement and Plan of Merger, dated December 14, 2023 (as amended, the “Merger Agreement”), with Fury Resources, Inc. (“Parent”), pursuant to which Parent has agreed to acquire all of the outstanding shares of common stock of the Company (the “Common Stock”) for $7.00 per share in cash, and requires that, in connection with the consummation of the Merger Agreement, holders of the outstanding shares of preferred stock of the Company contribute to Parent 100% of their preferred equity of the Company in exchange for new preferred shares of Parent.

In connection with the Merger Agreement, the Company will hold a special meeting of stockholders on November 19, 2024 (the “special meeting”), where Company stockholders will be asked to vote to adopt the Merger Agreement and approve related matters, as described in the notice of special meeting of stockholders and proxy statement. Adoption of the Merger Agreement requires the affirmative vote, at the special meeting or by proxy, of holders of a majority of the outstanding shares of Common Stock as of October 4, 2024, the record date for the special meeting.

Important Information for Investors and Stockholders

This communication is being made in respect of the proposed transaction involving the Company and Fury Resources, Inc., a Delaware corporation. In connection with the proposed transaction, the Company intends to file, or has filed, the relevant materials with the U.S. Securities and Exchange Commission (“SEC”), including a proxy statement on Schedule 14A and a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). Promptly after filing its definitive proxy statement with the SEC, the Company mailed the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement, the Schedule 13e-3 or any other document that the Company has or may file with the SEC or send to its stockholders in connection with the proposed transaction. The relevant materials filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.battalionoil.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement, the Schedule 13e-3 and the other relevant materials as they become available before making any voting or investment decision with respect to the proposed transaction because they contain important information about the Company and the proposed transaction.

Participants in Solicitation

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2023, and the proxy statement, the Schedule 13e-3 and other relevant materials that will be, or have been, filed with the SEC in connection with the proposed transaction as they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the proposed transaction and the Schedule 13e-3, as they become available.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Matthew B. Steele

Chief Executive Officer & Principal Financial Officer

832-538-0300

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$42,545	$43,689	$130,673	$144,072
Natural gas	(2,588)	3,668	(2,660)	8,628
Natural gas liquids	5,145	6,078	15,704	18,893
Total oil, natural gas and natural gas liquids sales	45,102	53,435	143,717	171,593
Other	164	671	523	1,927
Total operating revenues	45,266	54,106	144,240	173,520

Operating expenses:
Production:
Lease operating	11,602	11,152	34,193	34,208
Workover and other	1,249	700	3,088	4,669
Taxes other than income	2,532	3,307	8,872	9,677
Gathering and other	12,442	15,512	41,854	48,857
General and administrative	3,854	3,192	11,265	13,572
Depletion, depreciation and accretion	12,533	13,426	38,771	44,287
Total operating expenses	44,212	47,289	138,043	155,270
Income from operations	1,054	6,817	6,197	18,250

Other income (expenses):
Net gain (loss) on derivative contracts	26,896	(53,687)	3,932	(29,741)
Interest expense and other	(6,322)	(6,929)	(19,809)	(24,245)
Total other (expenses) income	20,574	(60,616)	(15,877)	(53,986)
Income (loss) income before income taxes	21,628	(53,799)	(9,680)	(35,736)
Income tax benefit (provision)	—	—	—	—
Net income (loss)	$21,628	$(53,799)	$(9,680)	$(35,736)
Preferred dividends	(9,321)	(3,863)	(23,539)	(6,352)
Undistributed earnings allocable to preferred stockholders	(6,732)	—	—	—
Net income (loss) available to common stockholders	$5,575	$(57,662)	$(33,219)	$(42,088)

Net income (loss) per share of common stock available to common stockholders:
Basic	$0.34	$(3.50)	$(2.02)	$(2.56)
Diluted	$0.34	$(3.50)	$(2.02)	$(2.56)
Weighted average common shares outstanding:
Basic	16,457	16,457	16,457	16,436
Diluted	16,523	16,457	16,457	16,436

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$29,834	$57,529
Accounts receivable, net	21,057	23,021
Assets from derivative contracts	5,701	8,992
Restricted cash	91	90
Prepaids and other	890	907
Total current assets	57,573	90,539
Oil and natural gas properties (full cost method):
Evaluated	801,099	755,482
Unevaluated	51,895	58,909
Gross oil and natural gas properties	852,994	814,391
Less: accumulated depletion	(483,534)	(445,975)
Net oil and natural gas properties	369,460	368,416
Other operating property and equipment:
Other operating property and equipment	4,659	4,640
Less: accumulated depreciation	(2,303)	(1,817)
Net other operating property and equipment	2,356	2,823
Other noncurrent assets:
Assets from derivative contracts	7,197	4,877
Operating lease right of use assets	604	1,027
Other assets	20,833	17,656
Total assets	$458,023	$485,338

Current liabilities:
Accounts payable and accrued liabilities	$61,621	$66,525
Liabilities from derivative contracts	9,799	17,191
Current portion of long-term debt	50,106	50,106
Operating lease liabilities	522	594
Total current liabilities	122,048	134,416
Long-term debt, net	92,668	140,276
Other noncurrent liabilities:
Liabilities from derivative contracts	9,714	16,058
Asset retirement obligations	18,868	17,458
Operating lease liabilities	124	490
Other	10,761	2,084
Commitments and contingencies
Temporary equity:
Redeemable convertible preferred stock: 138,000 shares and 98,000 shares	168,856	106,535
of $0.0001 par value authorized, issued and outstanding as of
September 30, 2024 and December 31, 2023, respectively
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,456,563 shares issued and outstanding as of September 30, 2024 and
December 31, 2023	2	2
Additional paid-in capital	297,655	321,012
Accumulated deficit	(262,673)	(252,993)
Total stockholders' equity	34,984	68,021
Total liabilities, temporary equity and stockholders' equity	$458,023	$485,338

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$21,628	$(53,799)	$(9,680)	$(35,736)
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depletion, depreciation and accretion	12,533	13,426	38,771	44,287
Stock-based compensation, net	5	(686)	140	(1,231)
Unrealized loss (gain) on derivative contracts	(28,091)	46,805	(12,764)	23,469
Amortization/accretion of financing related costs	1,559	1,946	4,949	5,789
Accrued settlements on derivative contracts	(1,876)	3,775	(1,102)	2,846
Change in fair value of embedded derivative liability	42	(1,878)	(1,323)	(2,582)
Other	98	91	278	144
Cash flows from operations before changes in working capital	5,898	9,680	19,269	36,986
Changes in working capital	(10,970)	(7,264)	9,400	(25,921)
Net cash (used in) provided by operating activities	(5,072)	2,416	28,669	11,065

Cash flows from investing activities:
Oil and natural gas capital expenditures	(6,929)	(4,062)	(51,778)	(36,695)
Proceeds received from sale of oil and natural gas assets	—	—	7,015	1,189
Acquisition of oil and natural gas properties	—	—	(47)	—
Contract asset	58	(1,447)	(7,737)	(1,447)
Other operating property and equipment capital expenditures	(2)	148	(19)	(136)
Other	(7)	(6)	(20)	(17)
Net cash used in investing activities	(6,880)	(5,367)	(52,586)	(37,106)

Cash flows from financing activities:
Repayments of borrowings	(12,530)	(10,023)	(52,383)	(25,066)
Payment of debt financing costs	(46)	—	(175)	—
Proceeds from issuance of preferred stock	(68)	37,050	38,781	61,425
Merger deposit	—	—	10,000	—
Other	—	—	—	(454)
Net cash (used in) provided by financing activities	(12,644)	27,027	(3,777)	35,905

Net decrease in cash, cash equivalents and restricted cash	(24,596)	24,076	(27,694)	9,864

Cash, cash equivalents and restricted cash at beginning of period	54,521	18,604	57,619	32,816
Cash, cash equivalents and restricted cash at end of period	$29,925	$42,680	$29,925	$42,680

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Production volumes:
Crude oil (MBbls)	577	539	1,720	1,905
Natural gas (MMcf)	1,844	2,054	5,953	6,616
Natural gas liquids (MBbls)	227	288	751	917
Total (MBoe)	1,111	1,170	3,463	3,925
Average daily production (Boe/d)	12,076	12,717	12,639	14,377

Average prices:
Crude oil (per Bbl)	$73.73	$81.06	$75.97	$75.63
Natural gas (per Mcf)	(1.40)	1.79	(0.45)	1.30
Natural gas liquids (per Bbl)	22.67	21.10	20.91	20.60
Total per Boe	40.60	45.67	41.50	43.72

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(10.21)	$(14.96)	$(12.20)	$(7.04)
Natural gas (per Mcf)	2.55	0.57	2.04	1.08
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	(1.08)	(5.88)	(2.55)	(1.60)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$63.52	$66.10	$63.77	$68.59
Natural gas (per Mcf)	1.15	2.36	1.59	2.38
Natural gas liquids (per Bbl)	22.67	21.10	20.91	20.60
Total per Boe	39.52	39.79	38.95	42.12

Average cost per Boe:
Production:
Lease operating	$10.44	$9.53	$9.87	$8.72
Workover and other	1.12	0.60	0.89	1.19
Taxes other than income	2.28	2.83	2.56	2.47
Gathering and other	11.20	13.26	12.09	12.45
General and administrative, as adjusted (1)	2.58	2.64	2.55	3.32
Depletion	10.91	11.17	10.85	11.02

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$3.46	$2.72	$3.25	$3.46
Stock-based compensation:
Non-cash	—	0.59	(0.04)	0.31
Non-recurring charges and other:
Cash	(0.88)	(0.67)	(0.66)	(0.45)
General and administrative, as adjusted(2)	$2.58	$2.64	$2.55	$3.32

Total operating costs, as reported	$28.50	$28.94	$28.66	$28.29
Total adjusting items	(0.88)	(0.08)	(0.70)	(0.14)
Total operating costs, as adjusted(3)	$27.62	$28.86	$27.96	$28.15

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
As Reported:
Net (loss) income available to common stockholders - diluted (1)	$5,587	$(57,662)	$(33,219)	$(42,088)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(27,037)	$46,133	$(10,467)	$16,003
Natural gas	(1,054)	672	(2,297)	7,466
Total mark-to-market non-cash charge	(28,091)	46,805	(12,764)	23,469
Change in fair value of embedded derivative liability	41	(1,878)	(1,323)	(2,582)
Non-recurring charges	978	780	2,299	1,774
Selected items, before income taxes	(27,072)	45,707	(11,788)	22,661
Income tax effect of selected items	—	—	—	—
Selected items, net of tax	(27,072)	45,707	(11,788)	22,661

Net loss available to common stockholders, as adjusted (2)	$(21,485)	$(11,955)	$(45,007)	$(19,427)

Diluted net income (loss) per common share, as reported	$0.34	$(3.50)	$(2.02)	$(2.56)
Impact of selected items	(1.65)	2.77	(0.71)	1.38
Diluted net loss per common share, excluding selected items (2)(3)	$(1.31)	$(0.73)	$(2.73)	$(1.18)

Net cash provided by (used in) operating activities	$(5,072)	$2,416	$28,669	$11,065
Changes in working capital	10,970	7,264	(9,400)	25,921
Cash flows from operations before changes in working capital	5,898	9,680	19,269	36,986
Cash components of selected items	2,854	(2,995)	3,401	(1,406)
Income tax effect of selected items	—	—	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$8,752	$6,685	$22,670	$35,580

(1)	Amount reflects net (loss) income available to common stockholders on a diluted basis for earnings per share purposes as calculated using the two-class method of computing earnings per share which is further described in Note 10, Earnings Per Share in our Form 10-Q for the quarter ended September 30, 2024.
(2)	Net (loss) income per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	The impact of selected items for the three and nine months ended September 30, 2024 and 2023 were calculated based upon weighted average diluted shares of 16.5 million, due to the net (loss) income available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net income (loss), as reported	$21,628	$(53,799)	$(9,680)	$(35,736)
Impact of adjusting items:
Interest expense	6,873	9,219	22,874	27,594
Depletion, depreciation and accretion	12,533	13,426	38,771	44,287
Stock-based compensation	5	(686)	140	(1,231)
Interest income	(509)	(293)	(1,844)	(718)
Unrealized loss (gain) on derivatives contracts	(28,091)	46,805	(12,764)	23,469
Change in fair value of embedded derivative liability	41	(1,878)	(1,323)	(2,582)
Non-recurring charges and other	978	831	2,299	1,460
Adjusted EBITDA(1)	$13,458	$13,625	$38,473	$56,543

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Net income (loss), as reported	$21,628	$(105)	$(31,203)	$32,688
Impact of adjusting items:
Interest expense	6,873	7,610	8,391	8,917
Depletion, depreciation and accretion	12,533	13,213	13,025	12,337
Stock-based compensation	5	36	99	161
Interest income	(509)	(634)	(701)	(525)
Unrealized loss (gain) on derivatives contracts	(28,091)	(4,434)	19,761	(45,403)
Change in fair value of embedded derivative liability	41	(436)	(928)	529
Non-recurring charges (credits) and other	978	384	937	1,268
Adjusted EBITDA(1)	$13,458	$15,634	$9,381	$9,972

Adjusted LTM EBITDA(1)	$48,445

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Net (loss) income, as reported	$(53,799)	$(4,748)	$22,811	$(7,652)
Impact of adjusting items:
Interest expense	9,219	9,366	9,009	9,378
Depletion, depreciation and accretion	13,426	14,713	16,148	15,479
Stock-based compensation	(686)	(772)	227	670
Interest income	(293)	(234)	(191)	(227)
Unrealized loss (gain) on derivatives contracts	46,805	(2,332)	(21,004)	3,655
Change in fair value of embedded derivative liability	(1,878)	358	(1,062)	1,224
Non-recurring charges (credits) and other	831	477	152	194
Adjusted EBITDA(1)	$13,625	$16,828	$26,090	$22,721

Adjusted LTM EBITDA(1)	$79,264

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.